EXHIBIT 10.2

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made as of November 16th , 2010 (the “Closing Date”), by and among IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company” or “IAGI”), Kansai Trust Co Ltd, a Japanese corporation (“Kansai”), and Yutaka Kanatani, an individual (“Mr. Kanatani” and, collectively with Kansai, the “Seller”), related to the ownership of Zest Corporation Co Ltd, a company organized and existing under the laws of Japan (“Zest Corp”), and Zest Home Co Ltd, a company organized and existing under the laws of Japan (“Zest Home”, collectively with Zest Corp, the “Zest Entities” and, collectively with the Seller, the “Seller Parties”).

P r e l i m i n a r y S t a t e m e n t s

A.           The Company desires to acquire all of the outstanding capital stock of Zest Home and Zest Corp on a fully diluted basis, including all outstanding options and warrants to purchase such stock (collectively, the “Zest Shares”), in exchange for (i) 666,667 shares of the Company’s common stock valued at $1.00 or ¥60,000,000 or approximately $666,667 of shares of the Company’s common stock, par value $.01 per share (the “IAGI Common Stock”), (ii) plus ¥20,000,000 payable in cash or approximately $890,000 in total consideration; and

B.           The parties hereto agree that the shares of IAGI Common Stock to be issued pursuant to this Agreement have an agreed upon value in the transaction of ¥60,000,000, or approximately $666,667 or $1.00 per share based on a premium to the November 15th, 2010, closing price, the closing price on the day of the conclusion of the negotiations. The parties intend this transaction to qualify as a tax-free exchange.

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do covenant, agree, represent, warrant and stipulate as follows:

A g r e e m e n t

1.           PURCHASE AND EXCHANGE

1.1           Purchase of Zest Shares.  The aggregate purchase price (the “PurchasePrice”) for the Zest Shares shall be as follows: (a) ¥20,000,000 payable by check or wire transfer in immediately available funds to an account designated by the Seller (the “Cash Payment”), and (b) 666,667 shares of IAGI Common Stock as described below.  The parties hereto acknowledge and agree that the Cash Payment shall be funded by the proceeds of an IAGI equity offering scheduled to close prior to the Closing Date and that the closing of such equity offering is a condition precedent to the effectiveness of this Agreement.

1.2           Issuance of IAGI Common Stock.  Subject to the terms and conditions set forth herein, the Company hereby issues to the Seller, free and clear of any liens and encumbrances, 666,667 shares of IAGI Common Stock, which includes a restrictive legend, as set forth in Section 3.21, within ten (10) business days of the Closing Date.

1.3           Transfer of Zest Shares to the Company.

(a)           Subject to the terms and conditions set forth herein, the Seller hereby transfers to the Company free and clear of any liens and encumbrances, (i) 600 shares of Zest Corp Common Stock, and (ii) 1,000 shares of Zest Home Common Stock, which represent all of the outstanding Zest Shares, on the Closing Date and shall deliver to the Company all share certificates representing the Zest Shares (the “Zest Share Certificates”) on the Closing Date.

(b)           The Zest Share Certificates delivered to the Company pursuant to Section 1.3(a) have been duly endorsed in blank or with stock powers effecting such transfer such that the Company may seek immediate re-registration of such shares into the name of the Company on the books and records of Zest Entities.

1.4           Allocation of the Purchase Price.  The parties shall allocate the Purchase Price in accordance with Schedule 1.4.

2.           CLOSING DELIVERIES

2.1         On or before the Closing Date, and as a condition precedent to the effectiveness of this Agreement, Seller shall deliver or cause to be delivered to Company:

(a)           One or more instruments of assignment of the Zest Shares, all duly endorsed, as necessary, by Seller in accordance with Section 1.3 above;

(b)           To the extent the same exist, any stock ledger, minute books and all other business books and business records relating to the business or operations of the Zest Entities;

(c)           Authorizing resolutions of Seller’s trustee or other authorized representative, as applicable, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(d)           Authorizing Resolutions of the board of directors of each of the Zest Entities approving the sale of the Zest Shares to the Company as contemplated herein.

(e)           Authorizing resolutions and any other documents or approvals necessary to duly appoint (i) five (5) Company selected directors to the existing board of directors of Zest Home, bringing the total number of board members of Zest Home to nine (9), and (ii) four (4) Company selected directors to the existing board of directors of Zest Corp, bringing the total number of board members to seven (7) (collectively, such new boards for Zest Home and Zest Corp, the “New Zest Boards”);

(f)           Evidence of security interest/liens obtained in favor of Company (in form and substance reasonably satisfactory to Company) on the properties set forth on Schedule 2.1; and

(g)           Evidence of the consent to assignment and extension of (i) that certain Universal Home Franchise Chain Agreement dated as of October 1, 2005 by and between Universal Home, Inc. and Zest Home (the “Franchise Agreement”), and (ii) that certain Universal Home Franchise Chain Marketing Territory Agreement dated as of October 1, 2010 by and between Universal Home, Inc. and Zest Home (the “Marketing Agreement”), in form and substance reasonably satisfactory to Company.

2.2           On or before the Closing Date, and as a condition to the effectiveness of this Agreement, Company shall deliver or cause to be delivered to Seller:

(a)           The Purchase Price in accordance with Section 1.1; and

(b)           Authorizing resolutions of Company’s shareholders and board of directors, as applicable, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

3.           REPRESENTATION AND WARRANTIES OF THE SELLER PARTIES

Except as set forth on the Disclosure Schedule attached hereto as Exhibit B (the “Disclosure Schedule”), the Seller Parties jointly and severally, represent and warrant to the Company as follows:

3.1           Organization, Execution and Delivery; Valid and Binding Agreements.  The Seller Parties have duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of the Company, this Agreement constitutes the valid and binding obligations of the Seller Parties, enforceable against each such party, in accordance with its terms.

3.2           Authority; No Breach or Conflicts.  The Seller Parties each have all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder (including, with respect to the Seller, all right, power, capacity and authority to sell, transfer, and convey the Zest Shares).  The execution, delivery and performance by Seller Parties of this Agreement and the agreements provided for herein, and the consummation by the Seller Parties of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (i) directly or indirectly contravene, conflict or result in a violation or breach of any provision of  the Seller’s or Zest Home’s or Zest Corp’s organizational or formation documents, (ii) directly or indirectly contravene, conflict or result in a violation or breach of, or constitute a default under, or permit termination of, or result in the acceleration of, or give rise to the creation of any lien upon any property or asset of the Zest Entities, under any of the terms, conditions or provisions of any instrument or obligation to which any Zest Entity is a party or by which it is bound or to which any of its assets may be bound or subject, (iii) directly or indirectly contravene, conflict or result in a violation of any law applicable to the Seller Parties or by which any property or asset of the Seller Parties is bound or subject, or (iv) require any consent.  The Zest Shares are validly issued; fully paid and non-assessable free of any liens or encumbrances provided, however, that the Zest Shares may be subject to restrictions on transfer under state or US federal securities laws.

3.3           Corporate Matters.

(a)           Zest Home (i) is a corporation, duly registered, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) has full power and authority to carry on the businesses in which it is engaged, and to own and use the properties owned and used by it.  Zest Home is duly qualified as a foreign entity and is in good standing as a foreign entity in all jurisdictions where the properties owned, leased or operated by it and relating to the business are located or where the business is conducted, except where failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the business, results of operations, prospects or financial condition of the business.

(b)           Zest Corp (i) is a corporation, duly registered, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) has full power and authority to carry on the businesses in which it is engaged, and to own and use the properties owned and used by it.  Zest Corp is duly qualified as a foreign entity and is in good standing as a foreign entity in all jurisdictions where the properties owned, leased or operated by it and relating to the business are located or where the business is conducted, except where failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the business, results of operations, prospects or financial condition of the business.

3.4           Capitalization.  Section 3.4 of the Disclosure Schedule sets forth the authorized and issued capital stock of Zest Home and Zest Corp as of the date hereof.  As of the date hereof, there are no rights of any kind, whether written or oral, granted by Seller to acquire any interest in the Zest Entities.

3.5           Subsidiaries. .  Section 3.5 of the Disclosure Schedule lists each entity in which Zest Home or Zest Corp owns equity interests (each a “Zest Subsidiary”).  Each of the Zest Subsidiaries is wholly owned by Zest Home or Zest Corp.  All of the outstanding shares of capital stock of, or other equity interests in, each such Zest Subsidiary have been validly issued and are fully paid and non-assessable and such shares or interests are owned directly by either Zest Home or Zest Corp, free and clear of all encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.  Except for the capital stock or other ownership interests of each of the Zest Subsidiaries, neither Zest Home nor Zest Corp beneficially owns directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person or entity.

3.6           Financial Statements.  Section 3.6 of the Disclosure Schedule sets forth true, correct and complete copies of the unaudited balance sheet of August 31, 2010 and the related statements of income for the year ended August 31, 2010 for Zest Home and Zest Corp (“Zest Financial Statements”).  The Zest Financial Statements present fairly the financial position of Zest Home and Zest Corp as of the date thereof and its results of operations for the period covered thereby and, except as set forth on Section 3.6 of the Disclosure Schedule, the Zest Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) as adopted and in effect within Japan consistently applied.  Except as set forth in the Zest Financial Statements or Section 3.6 of the Disclosure Schedule, since the  date of the Zest Financial Statements (i) neither Zest Entity has any material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Zest Financial Statements; (ii) there has been no material adverse change in the assets, business, liabilities, properties, prospects, condition (financial or otherwise) or results of operations of Zest Home or Zest Corp; (iii) neither the business, condition or operations of the Zest Entities nor any of their respective properties or assets have been materially or adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and (iv) neither Zest Entity has entered into any material transaction outside of the ordinary course of business or made any distribution on its capital stock or other ownership interest.  For purposes of this Article 3, “material transaction” means any transaction involving the payment of greater than $50,000.

3.7           Due Diligence Information.  The due diligence information presented to the Company by the Seller Parties in connection with the Company’s due diligence investigation of Zest Entities, including each of the representations, warranties and covenants of Zest Entities and the Seller in this Agreement, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

3.8           Litigation; Compliance with Law.  There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of Zest Entities’ knowledge, threatened against or affecting either Zest Entity, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to either Zest Home or Zest Corp pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of Zest Entities’ knowledge, threatened against or affecting Zest Home or Zest Corp (including, without limitation, any inquiry as to the qualification of the Zest Entities to hold or receive any license or permit), and, to the best of the Zest Entities’ knowledge, there is no reasonable basis for any of the foregoing.  Neither Zest Entity is in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon such entity of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.  There is no action or suit by either Zest Entity pending or threatened against others.  The Zest Entities have complied in all respects with all laws, rules, regulations and orders applicable to their respective businesses, operations, properties, assets, products and services, and each Zest Entity has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a material adverse effect.  There is no existing law, rule, regulation or order, and neither Zest Entity is aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict either Zest Entity from, or otherwise materially and adversely affect such entity in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

3.9           Proprietary Information of Third Parties.  No third party has claimed or has reason to claim that any person employed by or affiliated with the Zest Entities has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Zest Entities that suggests that such a claim might be contemplated.  To the best of the Zest Entities’ knowledge, no person employed by or affiliated with the Zest Entities has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of the Zest Entities’ knowledge, no person employed by or affiliated with the Zest Entities has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Zest Entities, and the Zest Entities have no reason to believe there will be any such employment or violation.  To the best of the Zest Entities’ knowledge, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of the Zest Entities as officers, employees or agents by any officer, director or key employee of the Zest Entities, or the conduct or proposed conduct of the business of the Zest Entities, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

3.10           Title to Assets.  Each Zest Entity has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of August 31, 2010 which forms a part of the Zest Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except as disclosed and such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Zest Entities’ ownership  or use of such property or assets.  Neither Zest Entity owns any real property.  The Zest Entities are in compliance in all material respects under all leases for property and assets under which they are operating, and all said leases are valid and subsisting and are in full force and effect.

3.11           Intellectual Property Assets.  Each Zest Entity has or has rights to use, all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names or copyrights, any applications for such which are in the process of being prepared and other intellectual property rights and similar rights necessary or material for use in connection with its business (collectively, “Zest Intellectual Property”).  The Zest Intellectual Property is sufficient to permit each Zest Entity to conduct its business as presently conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 3.11 to the Zest Disclosure Schedule, no claim is pending or, to the best of the Zest Entities’ knowledge, threatened to the effect that the operations of the Zest Entities infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Zest Entities’ knowledge, there is no basis for any such claim (whether or not pending or threatened).  Except as disclosed in Section 3.11 to the Disclosure Schedule, no claim is pending or, to the best of the Zest Entities’ knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Zest Entities, or which the Zest Entities otherwise have the right to use, is invalid or unenforceable by the Zest Entities, and, to the best of the Zest Entities’ knowledge, there is no basis for any such claim (whether or not pending or threatened).  To the best of the Zest Entities’ knowledge, all material technical information developed by and belonging to the Zest Entities that has not been patented has been kept confidential.  Neither Zest Entity has granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Zest Entities.  Neither Zest Entity has any material obligation to compensate any person for the use of any Intellectual Property nor has either Zest Entity granted to any person any license or other rights to use in any manner any Intellectual Property of the Zest Entities.

3.12           Assumptions, Guaranties, etc., of Indebtedness of Other Persons.  Except as disclosed in Section 3.12 of the Disclosure Schedule, neither Seller nor the Zest Entities has assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

3.13           Related Party Transactions.  Except as disclosed on Schedule 3.14, neither Kansai, Mr. Kanatani or any of their respective affiliates has been involved in any business arrangement or relationship with any Zest Entity, and neither Kansai, Mr. Kanatani or any of their respective affiliates owns any asset that is used in the Zest Entities’ business.

3.14           No Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon any Seller Party for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

3.15           No Material Adverse Change.  Since the respective dates as of which information was given in this Agreement or the Disclosure Schedules, except as otherwise stated therein:  (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Zest Entities, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by either Zest Entity, other than those in the ordinary course of business, which are material to either or both of the Zest Entities.

3.16           Ownership of Seller Shares. The Zest Shares to be acquired by the Company represent all of the issued and outstanding capital stock of Zest Home and Zest Corp on a fully-diluted basis.  The Seller has good and marketable title to all of the Zest Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever.  Upon consummation of the purchase contemplated hereby, the Company will acquire from the Seller good and marketable title to the Zest Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever.

3.17           Investment. The Seller is acquiring the IAGI Common Stock for its own account and beneficial interest for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the IAGI Common Stock and does not presently have any reason to anticipate a change in such intention.

3.18           Accredited Investors.  Seller is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”).

3.19           Information.  Seller has received all information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the IAGI Common Stock, including, but not limited to, information meeting the requirements of Rule 502(b) of Regulation D under the Securities Act. Seller has had an opportunity to ask questions and receive answers from the Company regarding the terms of the IAGI Common Stock and to obtain any additional information necessary to verify the accuracy of the information given to it.

3.20           Experience.  Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of an investment in the IAGI Common Stock and is able to bear the economic risk of such investment.

3.21           Restricted Securities.  Until registered, Seller understands that the IAGI Common Stock are characterized as “restricted securities” under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, Seller represents that he is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Seller also understands that the certificates evidencing the IAGI Common Stock will bear the legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO IA GLOBAL, INC.  (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

3.22           Material Contract Defaults.  All outstanding contracts, agreements, leases, or other commitments to which any Seller Party is a party which are material to the business, operations, properties, assets, or financial condition of either Zest Entity (collectively, the “Material Contracts”), are valid, binding and enforceable as to each Seller Party, in accordance with their respective terms, and each Seller Party has no knowledge to the effect that any such Material Contract is not valid, binding and enforceable as to the other parties thereto in accordance with its respective terms.  Each of the Material Agreements shall be in full force and effect without penalty in accordance with its terms upon consummation of this Agreement and the transactions contemplated hereby.  Each Seller Party has performed all obligations required to be performed by it and is not in default under, or in breach of, nor in receipt of any claim of default or breach under, any Material Contract; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by any Seller Party under any Material Contract and there has been no breach or cancellation or anticipated breach or cancellation by the other parties to any Material Contract.

3.23           Government Authorizations.  Each Zest Entity has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct the Zest Entities’ business in all material respects as conducted on the date of this Agreement.  No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by either Zest Entity of this Agreement and the consummation by such Zest Entity of the transactions contemplated hereby.

3.24           Foreign Investors.  Seller is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Seller hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for or purchase the IAGI Common Stock or any use of this Agreement, including (a) the legal requirements within his jurisdiction for the purchase of the IAGI Common Stock, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the IAGI Common Stock.  Seller’s beneficial ownership of the IAGI Common Stock will not violate any applicable securities or other laws of Seller’s jurisdiction.

4.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the IAGI Disclosure Schedule attached hereto as Exhibit B (the “IAGI Disclosure Schedule”), the Company hereby represents and warrants to the Seller as follows:

4.1           Organization, Execution and Delivery; Valid and Binding Agreements.  The Company is an organization that is validly existing and in good standing under the laws of the State of Delaware.  The Company has duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of the Seller Parties, this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

4.2           Authority; No Breach or Conflicts.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including all right, power, capacity and authority to issue and sell the IAGI Common Stock, subject to applicable federal and state securities law restrictions).  The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of the Company’s organizational documents.  The IAGI Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable free of any liens or encumbrances other than any liens or encumbrances created by the Seller; provided, however, that the IAGI Common Stock may be subject to restrictions on transfer under state or US federal securities laws.  The issuance of the IAGI Common Stock is not subject to any preemptive rights or rights of first refusal.

4.3           Investment. The Company is acquiring the Zest Shares for its own account and beneficial interest for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Zest Shares, and does not presently have any reason to anticipate a change in such intention.

4.4           The Company Reports; Financial Statements.

(a)           The Company has made available to Seller Parties each registration statement, report, proxy statement or information statement prepared by it since March 31, 2010 (the “Audit Date”) and filed with the US Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended March 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, each in the form (including exhibits, annexes and any amendments thereto) as filed with the SEC.  The Company has filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since the Audit Date (the forms, statements, reports and documents filed or furnished with the SEC since the Audit Date and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Reports”).  Except as set forth on Section 4.4 of the IAGI Disclosure Schedule, each of the Reports, at the time of its filing, complied or will comply in all material respects with the applicable requirements of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations thereunder and complied in all material respects with then applicable accounting standards.  As of its respective dates (or, if amended, as of the date of such amendment), the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)           Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income, shareholders’ equity and cash flows included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, or in the case of Reports filed after the date hereof, will fairly present, the net income, total shareholders’ equity and net increase in cash and cash equivalents, as the case may be, of the Company and its respective subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

4.5           Due Diligence Information.  The due diligence information presented to the Seller Parties by the Company in connection with its due diligence investigation of the Company is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

4.6           Litigation; Compliance with Law.  Except as disclosed, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against or affecting the Company, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the best of the Company’s knowledge, there is no reasonable basis for any of the foregoing.  The Company is not in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.  There is no action or suit by the Company pending or threatened against others.  The Company has complied in all respects with all laws, rules, regulations and orders applicable to its businesses, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a material adverse effect.  There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict the Company from, or otherwise materially and adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

4.7           Proprietary Information of Third Parties.  No third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Company that suggests that such a claim might be contemplated.  To the best of the Company’s knowledge, no person employed by or affiliated with the Company has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company’s knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation.  To the best of the Company’s knowledge, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

4.8           Title to Assets.  The Company has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of the Company which forms a part of the Reports, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  The Company does not own any real property.  The Company is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

4.9           Intellectual Property Assets.  The Company has, or has right to use all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names or copyrights, any applications for such which are in the process of being prepared and other intellectual property rights and similar rights necessary or material for use in connection with its business (collectively, “IAGI Intellectual Property”).  The Company owns or possesses adequate licenses or other rights to use all IAGI Intellectual Property necessary or material to the conduct of its business as conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 4.9 to the Disclosure Schedule, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any IAGI Intellectual Property, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened).  Except as disclosed in Section 4.9 to the Disclosure Schedule, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that any such IAGI Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened).  To the best of the Company’s knowledge, all material technical information developed by and belonging to the Company that has not been patented has been kept confidential.  The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Company.  The Company has no material obligation to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license or other rights to use in any manner any IAGI Intellectual Property.

4.10           Assumptions, Guaranties, etc. of Indebtedness of Other persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

4.11           No Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

4.12           No Material Adverse Change.  Since the respective dates as of which information was given in this Agreement or the Disclosure Schedules, except as otherwise stated therein:  (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

4.13           Information.  The Company has received all information requested from the Seller Parties that it considers necessary or appropriate for deciding whether to acquire the Zest Shares.  The Company has had an opportunity to ask questions and receive answers from the Seller Parties regarding the terms of the Zest Shares and to obtain any additional information necessary to verify the accuracy of the information given to it.

4.14           Material Contract Defaults.  The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of either of them, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

4.15           Government Authorizations.  The Company has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date of this Agreement.  No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

5.           CONTINUING COVENANTS AND AGREEMENTS

From and after the execution and delivery of this Agreement, the parties agree as follows:

5.1           Registration Statement.    The Company agrees it shall, within ninety days following the closing of the transaction the Company will prepare and file with the SEC, at the Company’s expense, a registration statement on Form S-1 for the re-sale of the IAGI Common Stock (the “S-1 Registration Statement”) under the Securities Act by the Seller.  The Company will use its reasonable efforts to cause such S-1 Registration Statement to become effective within sixty (60) days from the initial filing thereof.

5.2           Continued Involvement of Mr. Kanatani.  The parties hereto acknowledge and agree that the continued involvement of Mr. Kanatani with the Zest Entities is a material inducement to the Company to enter into this Agreement. Following the Closing Date and for period of three (3) years hereafter (unless the New Zest Boards approve his resignation), Mr. Kanatani agrees to continue in his current position as Chief Executive Officer of the Zest Entities and perform all duties commensurate with his title and all of the lawful duties that are reasonably assigned to him by the New Zest Boards.  Except as may be otherwise approved by the New Boards, Mr. Kanatani services shall be exclusive to the Zest Entities.

5.3           Management Service Fee.  Commencing on the Closing Date, the Company shall perform consulting services in connection with the management, marketing, administrative and accounting operations of the Zest Entities.  The Company shall perform such services at Zest Entities’ facilities or elsewhere outside Japan in its reasonable discretion.  Such services will include sending company personnel to Zest Entities’ facilities, as well as promoting the Zest Entities’ business in the United States.  As consideration for such consulting services,[Zest Home/ Zest Corp shall pay the Company a monthly management service fee of ¥1,000,000 and reimburse the Company for reasonable expenses incurred in connection with such consulting services.  The Company shall remit a quarterly invoice to Zest Home/Zest Corp for such consulting services and expense reimbursement amounts within thirty (30) days after the end of such quarter starting on November 16, 2010, provided such quarter shall be prorated.  Zest Home/ Zest Corp shall remit payment for such consulting fees and expenses within ten (10) days of receipt of the Company invoice.  The Company shall perform such consulting services and Zest Home/ Zest Corp shall pay for such services for a period of one year following the Closing Date, and thereafter the parties will automatically renew such services agreement set forth in this Section 5.3 for successive one year periods starting on the first anniversary of the Closing Date, in the absence of written notice of termination by either party delivered no less than three (3) months prior to the date on which such one year term would expire.

5.4           Commercially Reasonable Efforts; Universal Home Agreement.  Subject to the terms and conditions provided herein, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions necessary proper or advisable to consummate and make effective the transactions contemplated hereby.  Notwithstanding the foregoing in the event the Franchise Agreement and Marketing Agreement have not been assigned or extended prior to the execution and delivery of this Agreement, the Seller Parties shall use their good faith and best efforts to work with Universal Home, Inc. and the Company to secure such consent and extension in a form satisfactory to the Company.

5.5           Notice of Developments.  Each party will give prompt written notice to the other party of any material adverse development causing a breach or likely breach of any of its covenants in this Agreement.

6.           INDEMNIFICATION

6.1           Survival of Representations.  All of the representations and warranties of the Company and the Seller Parties contained in this Agreement shall have been accurate as of the date of the Closing Date, and all such representations and warranties shall survive the Closing Date for a period of one year, measured from the Closing Date.

6.2           Indemnification.

(a)           The Company shall indemnify, defend and hold harmless the Seller Parties and its officers, directors, agents, employees and affiliates, each person who controls the Seller Parties (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a “Control Person”) and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement.

(b)           The Seller Parties shall indemnify, defend and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Seller Parties under this Agreement.

6.3           Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any person entitled to indemnity (each a “Proceeding”) hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party.

No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

6.4           Limitations on Indemnity.  Neither the Seller Parties, on one hand, nor the Company, on the other hand, shall have aggregate liability for Losses arising under this Agreement or any instrument delivered hereunder in excess of $890,000 and any aggregate liability will be resolved thru the return of shares at the current market price.

6.5           Exclusivity.  The indemnity and contribution agreements contained in this Section 6 are the exclusive remedy that the Indemnified Parties may have to the Indemnifying Parties.

7.           MISCELLANEOUS

7.1           Remedies Cumulative; Remedies Not Waived.  Except as provided in Section 6.5, no remedy herein conferred upon the parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  No course of dealing between the parties, nor any delay on the part of the parties in exercising any rights hereunder, shall operate as a waiver of any of the rights of any of the parties, either individually or in the aggregate.

7.2           Waiver and Amendment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.  This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

7.3           Assignability. Neither party may assign or transfer this Agreement or its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

7.4           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage prepaid), transmitted by fax or e-mail, or delivered by hand, by messenger or by a recognized international overnight delivery service, addressed as follows, or to such other address as such party may have from time to time furnished to the other party in writing:

If to the Company:                                         Brian Hoekstra / CEO
  IA Global, Inc.
  101 California Street, Suite 2450
  San Francisco, CA 94111
  Fax: + 1-415-946-8801

                               If to the Seller Parties:                                     Mr. Yutaka Kanatani
          Chief Executive Officer
           Zest Corporation Co Ltd
           Zest Building, 17, Tsukuda-cho, Himeji-shi,
           Hyogo, 672-8049 Japan

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if sent by registered or certified mail, the earlier of receipt and five (5) business days after dispatch, (ii) if transmitted by fax or e-mail, on the business day of confirmed receipt by the addressee thereof, and (iii) if delivered in person or by recognized international overnight courier, on the business day delivered.

7.5           Expenses.  Each party shall pay its expenses, including attorneys fees, in connection with this Agreement and the transaction contemplated hereby.

7.6           Counterparts.  This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but all such counterparts shall together constitute but one and the same instrument.

7.7           Headings; Construction.  The headings of the several sections, divisions or subsections of this Agreement shall not be construed to constitute any part or to affect the meaning of any such sections, divisions or subsections.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption of burden of proof shall arise favoring or not favoring any party by virtue of the authorship of any of the provisions of this Agreement.

7.8           Severability.  If any provision of this Agreement or portion of any provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

7.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Newark, Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Newark, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.10           Compliance Required.  The obligations of each of the parties arising pursuant to this Agreement shall be expressly conditioned upon the full compliance by the other party hereto with the terms set forth herein and in the ancillary agreements referenced herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

The Company:

IA Global, Inc.

/s/ Mark Scott
By:  Mark Scott
Title:  Chief Financial Officer
Date: November 22, 2010

The Seller Parties:

Zest Home Co Ltd

/s/ Yutaka Kanatami
Mr. Yutaka Kanatami
Title:  Chief Executive Officer
Zest Building, 17 Tsukuda-cho, Himeji-shi,
Hyogo, 672-8049 Japan
Date: November 22th, 2010

Zest Corporation Co Ltd

__________________________
Mr. Yutaka Kanatami
Title:  Chief Executive Officer
Zest Building, 17 Tsukuda-cho, Himeji-shi,
Hyogo, 672-8049 Japan
Date: November 22, 2010

Kansai Trust Co Ltd

__________________________
Mr. Yutaka Kanatani
Title: Chief Executive Officer
Zest Building, 17 Tsukuda-cho, Himeji-shi
Hyogo, 672-8049 Japan
Date: November 22, 2010

Exhibit A

Seller Disclosure Schedule

Section 3.4                Fully Diluted Capitalization of Zest Corporation Co Ltd

         Outstanding shares of Zest Corp: 600 shares
          ¥50,000- per share
          Registered capital: ¥30,000,000

          Total shares transferred to the Company under this agreement shall be 600 shares.

         Warrant: None

          Fully Diluted Capitalization of Zest Home Co Ltd.

         Outstanding shares of Zest Home: 1000 shares
          ¥50,000- per share
          Registered capital: ¥ 50,000,000-

          Total shares transferred to the Company under this agreement shall be 1000 shares.

         Warrant: None

Section 3.5                 Zest Affiliated Entities and Current Operations

          Affiliated Entities: None

         Current operations: N/A

Section 3.6                Financial Statements

          Attached as Exhibit C

Section 3.11              Intellectual Property Assets

                                   N/A

Schedule 3.12          Zest Loans; Assumptions, Guaranties, etc., of Indebtedness of Other persons

          See attached Schedule 2.1 Properties List

Schedule 3.14            Related Party Transactions

          N/A

Exhibit B

IAGI Disclosure Schedule

Section 4.4                                IAGI Reports

None.

Section 4.9                                IAGI Intellectual Property Assets

None.

Schedule 1.4

Purchase Price Allocation

To be determined from the closing balance sheet as of November 16, 2010.

Schedule 2.1

Properties List

See attached.